SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2003

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

333-50350	PPL Montana, LLC (Exact name of Registrant as specified in its charter) (Delaware) 303 North Broadway - Suite 400 Billings, MT 59101 (406) 237-6900	54-1928759

Item 9. Rating Agency Decision

        On December 12, 2003, Standard & Poor's Ratings Services (S&P) downgraded PPL Montana, LLC's (PPL Montana) 8.903% Pass Through Certificates due 2020 to BBB- from BBB. S&P indicated that its outlook for these securities remains negative.

        S&P indicated that its downgrade reflects certain risks that it believes PPL Montana faces, including counterparty credit risk resulting from the Chapter 11 bankruptcy filing of NorthWestern Corporation (NorthWestern), which is PPL Montana's largest customer. S&P noted, however, that the bankruptcy court has approved NorthWestern's request to affirm the power sales agreements with PPL Montana and that NorthWestern has strong incentives to keep the contracts approved.

        A copy of S&P's rationale relating to this downgrade is attached as an exhibit to this report.

        S&P's downgrade of the Pass Through Certificates will have an immaterial impact on PPL Montana's cost of maintaining the credit facility that it has in place with its affiliate. Accordingly, management does not expect this action to limit PPL Montana's ability to fund its short-term liquidity needs. PPL Montana has no plans to raise new long-term debt. In addition, management does not expect the ratings downgrade to have any adverse impact on the credit ratings of PPL Corporation, PPL Energy Supply, LLC or PPL Electric Utilities Corporation.

        The ratings of S&P are not a recommendation to buy, sell or hold any securities of PPL Montana or its affiliates. Such ratings may be subject to revisions or withdrawal by the agencies at any time and should be evaluated independently of each other and any other rating that may be assigned to PPL Montana's securities.

        Certain statements which are contained in this Current Report on Form 8-K, including statements with respect to liquidity, credit ratings and plans to raise new long-term debt, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Montana believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation's and PPL Montana's Form 10-K and other reports on file with the Securities and Exchange Commission.

Item 7. Financial Statements and Exhibits

(c)	Exhibits
	99.1 -	Rationale for downgrade provided by Standard & Poor's Ratings Services on December 12, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL MONTANA, LLC

By:	/s/ James E. Abel James E. Abel Treasurer

Dated: December 17, 2003